UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 13, 2005

PATHMARK STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05287	22-2879612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Milik Street, Carteret, New Jersey		07008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (732) 499-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR  240.14d–2(b))

☐             Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01. Entry Into A Material Definitive Agreement

Amendment to Amended and Restated Credit Agreement

On December 13, 2005, Pathmark entered into a Third Amendment to the Amended and Restated Credit Agreement (the “Amendment Agreement”) with Fleet Retail Group, LLC (f/k/a Fleet Retail Group, Inc.), as Administrative Agent and as Collateral Agent, GMAC Commercial Finance LLC and General Electric Capital Corporation, as co-Documentation Agents, The CIT Group/Business Credit, Inc., as Syndication Agent, and the Lenders party thereto, amending the five-year, secured $250,000,000 Amended and Restated Credit Agreement, dated as of October 1, 2004 (the “Credit Agreement”), among the parties to the Amendment Agreement.

The Amendment Agreement amended the definition of Consolidated EBITDA in the Credit Agreement to include certain expenses as an addback to Consolidated Net Income (as defined in the Credit Agreement), including, for the fiscal year ending January 28, 2006, expenses paid or accrued for the remodeling of the Company’s stores and charges to income made for inventory shrinkage (up to an aggregate of $13.5 million), plus employee related expenses paid or accrued (up to an aggregate of $11.7 million) in connection with (i) labor buyouts with respect to union associates; (ii) the termination of the employment agreement of the former Chief Executive Officer, and (iii) non-union employee reorganization.

Employment Agreement

On December 14, 2005, Kenneth Martindale and Pathmark entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Martindale will serve as Co-President and Chief Merchandising and Marketing Officer of Pathmark. The term of the Employment Agreement will be for an initial period of three years, beginning on January 1, 2006 (the “Effective Date”), and will renew automatically for successive one-year periods unless either party gives notice of non-renewal at least ninety 90 days before the end of the then term.

As compensation under the Employment Agreement, Mr. Martindale will have an annual base salary of $500,000 and a target annual bonus equal to 100% of salary. Mr. Martindale will be eligible to participate in the employee benefit plans of Pathmark made available generally to executive officers and, at his election and in lieu of participating in Pathmark’s non-qualified retirement plans, will be entitled to an annual employer contribution of $50,000 under a deferred compensation plan to be established by Pathmark.

As required under the Employment Agreement, on December 14, 2005, Pathmark granted Mr. Martindale (i) pursuant to an award agreement (the “Option Agreement”) and effective on the Effective Date, an option to purchase an aggregate of 500,000 shares of Pathmark’s common stock at an exercise price equal to the Fair Market Value (as defined in the Employment Agreement) of Pathmark’s common stock on the Effective Date; and (ii) pursuant to an award agreement (the “Restricted Stock Agreement”) and effective on the Effective Date, an award of restricted stock consisting of 200,000 restricted shares of Pathmark’s common stock. The option will vest and become exercisable in three annual installments beginning on the first anniversary of the Effective Date and the restricted stock will vest in twelve quarterly installments beginning on March 31, 2006 and each June 30th, September 30th, December 31st and March 31st thereafter until the award shares are fully vested.

Under the Employment Agreement, in the event that Mr. Martindale’s employment is terminated by Pathmark without “cause” or Mr. Martindale resigns for “good reason” (as such terms are defined in the Employment Agreement), Pathmark will pay Mr. Martindale his salary and target bonus for a period of two years following the date of termination, subject to acceleration in certain circumstances. In the event of such a termination, Mr. Martindale’s restricted stock and stock options will vest in full.

Depending on the circumstances surrounding Mr. Martindale’s termination of employment, Mr. Martindale may be subject to a covenant not to compete with the business of Pathmark and not to solicit Pathmark’s employees or providers of products or services to Pathmark.

Copies of the Employment Agreement, the Option Agreement and the Restricted Stock Agreement are included herein as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing descriptions of the Employment Agreement, the Option Agreement and the Restricted Stock Agreement are qualified in their entirety by reference to the full text of such agreements.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers

Appointment of Kenneth Martindale as Co-President

On December 14, 2005, the Board of Directors appointed Kenneth Martindale as Co-President and Chief Merchandising and Marketing Officer of Pathmark, effective January 1, 2006.

Mr. Martindale had served as President, Chief Executive Officer and Chairman of the Board of Intesource, Inc., a provider of specialized on-line sourcing technology and consulting services for companies in the retail industries since November 2004 and, in addition, Chairman of the Board of Intesource since March 2004. Mr. Martindale is also a stockholder in Intesource. Since 1999, Mr. Martindale has also been a principal of the Martindale Development Group, LLC, a firm providing consulting services for several national and regional food retailers, manufacturers and service providers. From September 1999 through July 2003, Mr. Martindale was the Managing Director and Chief Executive Officer of Orchard Street, Inc., a privately held specialty food retailer founded and owned by Mr. Martindale. Prior thereto, Mr. Martindale was Executive Vice President - Sales and Procurement of Fred Meyer, Inc. from June 1998 to September 1999. Mr. Martindale also served as Senior Vice President of Sales and Procurement at Smith's Food & Drug Centers, Inc. from June 1996 to January 1998, Senior Vice President of Marketing at Smiths' from August 1995 to June 1996, and Vice President of Sales and Merchandising at Smith's Southern California Region from January 1991 to August 1995.

During 2005, the Company obtained internet auction services from Intesource, Inc. Fees for said services totaled approximately $160,000.

A description of the material terms of Mr. Martindale’s employment agreement is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

10.1	Employment Agreement, dated as of December 14, 2005, between Kenneth Martindale and Pathmark Stores, Inc.

10.2	Stock Option Award Agreement, dated as of December 14, 2005, between Kenneth Martindale and Pathmark Stores, Inc.

10.3	Restricted Stock Award Agreement, dated as of December 14, 2005, between Kenneth Martindale and Pathmark Stores, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.

Dated: December 19, 2005	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Senior Vice President and General Counsel

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